EXHIBIT 16 TO FORM 8-K

March 4, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read and agree with the statements contained in Item 4 of the Form 8-K to be filed with the SEC dated March 4, 2004 of Greer Bancshares Incorporated.

Very truly yours,

/s/ Crisp Hughes Evans LLP
Crisp Hughes Evans LLP